Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Western Union Company 2015 Long-Term Incentive Plan of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedule of The Western Union Company and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
May 15, 2015